UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CONTINENTAL RESOURCES, INC.

(Exact Name of Registrant as Specified in its Charter)

Oklahoma	73-0767549
(State of incorporation or organization)	(IRS Employer Identification No.)

302 N. Independence
Enid, Oklahoma	73701
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, par value $.01	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.                                             ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.                                             ☐

Securities Act registration statement file number to which this form relates:  333-132257 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:                       none

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of Common Stock of Continental Resources, Inc. (the “Registrant”) is set forth under the captions “Prospectus Summary” and “Description of Capital Stock” in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-132257) (the “Form S-1 Registration Statement”), initially filed with the Securities and Exchange Commission on March 7, 2006. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description

1.	Form of Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form S-1).

2.	Form of Second Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form S-1).

3.	Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on From S-1).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CONTINENTAL RESOURCES, INC.

	By:	/s/ John D. Hart
Date: May 18, 2006		John D. Hart Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description

1.	Form of Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form S-1).

2.	Form of Second Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form S-1).

3.	Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on From S-1).